UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2007

TRAVELCENTERS OF AMERICA LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33274 (Commission File Number)	20-5701514 (IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio (Address of principal executive offices)	44145 (Zip Code)

440-808-9100
(Registrant’s telephone number, including area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01.	Other Events.
Item 9.01.	Financial Statements and Exhibits.

On February 27, 2007, Timothy L. Doane, President and Chief Executive Officer of TravelCenters of America LLC (the “Company”), and James W. George, the Company’s Executive Vice President, Chief Financial Officer and Secretary of the Company, resigned as officers of the Company and its subsidiaries effective February 27, 2007. Messrs. Doane and George agreed to remain employed with the Company, and to devote all of their business time and effort to the Company’s affairs, through August 31, 2007. Thereafter, Messrs. Doane and George agreed to make themselves reasonably available to the Company on an as needed basis through August 31, 2008.

Each of Messrs. Doane and George terminated his existing employment agreement with the Company and entered into a new employment agreement with the Company. As part of his new employment agreement, each of Messrs. Doane and George have agreed not to compete with the Company for a period which ends August 31, 2010. Mr. Doane will be paid his current salary through August 31, 2007 plus an additional $4.2 million and will receive certain other benefits. As part of his new employment agreement, Mr. George will be paid his current salary until August 31, 2007 plus an additional $2.4 million and will receive certain other benefits.

The Company’s board of directors has appointed Thomas M. O’Brien to replace Mr. Doane as President and Chief Executive Officer of the Company, and John R. Hoadley to replace Mr. George as Executive Vice President and Chief Financial Officer of the Company. Mr. O’Brien will also continue to serve as a managing director of the Company. Mr. Hoadley will also continue to serve as Treasurer and Assistant Secretary. Messrs. O'Brien and Hoadley are also officers and employees of Reit Management & Research LLC, or Reit Management, and related companies. As contemplated by the Management and Shared Services Agreement between the Company and Reit Management, Messrs. O’Brien and Hoadley will devote a substantial majority of their business time to the Company’s affairs, each will remain part time employees of Reit Management, and Reit Management will pay them a base salary equal to 25% of that paid by the Company.

In connection with the resignation of Messrs. Doane and George, the board of directors formed the Office of the Chairman. The Office of the Chairman will be comprised of Barry M. Portnoy, as Chairman, and each of Messrs. O’Brien, Hoadley, Doane and George, each for a term which will expire on August 31, 2007.

Additional information regarding the backgrounds of Messrs. O’Brien and Hoadley and the Company’s Management and Shared Services Agreement with Reit Management were reported in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on January 26, 2007.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, issued February 28, 2007, relating to certain changes in management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC By: /s/ John R. Hoadley
John R. Hoadley Executive Vice President and Chief Financial Officer

Dated: March 5, 2007